Exhibit 99

Manitowoc Agrees to Acquire Aspen Equipment

Further Supports Manitowoc’s Growth Strategy in the U.S.

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”), a leading global manufacturer of cranes and lifting solutions, announced today that it has entered into a definitive agreement to acquire substantially all the assets of Aspen Equipment, Co. (“Aspen”), a diversified crane dealer and a leading final-stage, purpose-built work truck upfitter for approximately $51 million.  The transaction is expected to close in September 2021 and is subject to customary closing conditions.

The acquisition will expand Manitowoc’s direct-to-customer footprint in Iowa, Nebraska, and Minnesota with new sales, used sales, parts, service, and rentals to a variety of end markets.  Aspen’s field support team brings industry-leading technical competencies and exceptional customer support.  In addition, Aspen’s specialized crane and truck equipment upfitting capabilities provide greater depth of product offerings to a wider base of customers including loyal Manitowoc customers.

“We are pleased to reach this mutually beneficial agreement with Aspen which will position Manitowoc closer to our end markets in the U.S. and complement our pending acquisition of H&E Equipment’s crane business.  Aspen is a well-established, proven dealer with great upfitting capabilities which will fit great with Manitowoc’s National Crane boom truck product offering. We look forward to welcoming the Aspen team to the Manitowoc family.  We expect this acquisition will be accretive to adjusted EBITDA in year one,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Over the years, Aspen Equipment has developed numerous innovative lifting and final-configuration truck solutions for a variety of end customers. This customer-centric approach will provide Manitowoc a solid platform for growth,” concluded Mr. Ravenscroft.

For more information:

Ion Warner
Vice President, Marketing and Investor Relations
+1 414-760-4805

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, lattice-boom crawler cranes, boom trucks, tower cranes, and industrial cranes under the Grove, Manitowoc, National Crane, Potain and Shuttlelift brand names.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•

The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
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unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	changes in raw material and commodity prices;
•	geographic factors and political and economic conditions and risks;
•	the ability to complete and appropriately integrate acquisitions, divestitures, strategic alliances, joint ventures or other significant transactions;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in the capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	risks and factors detailed in Manitowoc's 2020 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.